UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2016

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam		96932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a letter dated July 18, 2016 to Lourdes Leon Guerrero, Chair of the Board & President and Chief Executive Officer of BankGuam Holding Company (the “Company”) and received by the Company on July 20, 2016, Dr. Ralph G. Sablan, voluntarily retired from the Company’s Board of Directors. Dr. Sablan’s retirement was accepted at the July 25, 2016 Company Board Meeting and effective July 31, 2016. His retirement is not due to any disagreements between the Company or any officer or director of the Company on any of the Company’s operations, policies or practices. Dr. Sablan was a founding member of the Company since 2010. Additionally, Dr. Sablan also retired as a member of the Board of Directors of the Company’s two subsidiaries Bank of Guam and BG Investment and Insurance Services. There were also no disagreements between Dr. Sablan and the two subsidiaries leading up to his retirement. He served on the Board of Directors of Bank of Guam as a founding Board member since 1972.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2016	BankGuam Holding Company

	By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chief Executive Officer